Exhibit 99.2

[FORM OF

CERTIFICATE OF DESIGNATIONS

OF 3.25% SERIES A-1 CUMULATIVE

CONVERTIBLE PREFERRED STOCK

OF

JEFFERIES GROUP, INC.]

Pursuant to Section 151 of the Delaware General Corporation Law

The undersigned, Roland Kelly, the Assistant Secretary of Jefferies Group, Inc., a Delaware corporation (the “Company”), hereby certifies that the Board of Directors of the Company (the “Board of Directors”), pursuant to the provisions of Section 151 of the Delaware General Corporation Law, hereby makes this Certificate of Designations and hereby states and certifies that pursuant to the authority expressly vested in the Board of Directors by its Amended and Restated Certificate of Incorporation, the Board of Directors duly adopted the following resolutions:

RESOLVED, that, pursuant to Article 4 of the Company’s Amended and Restated Certificate of Incorporation (which authorizes 10,000,000 preferred shares, par value $0.0001 per share (the “Preferred Stock”), and the authority conferred on the Board of Directors, the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

1. Number and Designation. 125,000 shares of the Preferred Stock of the Company shall be designated as “3.25% Series A-1 Cumulative Convertible Preferred Stock (the “Series A-1 Cumulative Convertible Preferred Stock”).

2. Certain Definitions. As used in this Certificate, the following terms shall have the following meanings, unless the context otherwise requires:

“Acquisition Stock Price” shall have the meaning assigned to it in Section 8(b) hereof.

“Additional Shares” shall have the meaning assigned to it in Section 8(a) hereof.

“Adjustment Event Date” shall have the meaning assigned to it in Section 9(k) hereof.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Base Dividend” shall have the meaning assigned to it in Section 9(a)(iv) hereof.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.

“Business Day” means any day other than a Saturday, Sunday or a day on which state or U.S. federally chartered banking institutions in New York, New York are not required to be open.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“Certificate” means this Certificate of Designations.

“Change of Control Transaction” means any of the following: (i) any acquisition by any person or “group” (as defined in Rule 13d-5 under the Exchange Act) (other than (x) any ESOP or other employee benefit plan of the Company (unless such ESOPs and other employee benefit plans in the aggregate own greater than 80% of the Company’s outstanding voting stock) or (y) holders of the Series A-1 Cumulative Convertible Preferred Stock and their Affiliates) of (a) more than 50% of the outstanding voting stock of the Company (whether by merger, stock purchase, recapitalization, reorganization, redemption, issuance of capital stock or otherwise), unless the Company’s management, directors or their appointees constitute at least 50% of the acquiror’s or the surviving company’s board of directors or similar governing body, or (b) assets constituting all or substantially all of the assets of the Company and its subsidiaries, unless the Company’s management, directors or their appointees constitute at least 50% of the acquiror’s board of directors or similar governing body, or (ii) continuing directors (i.e., members of the Board of Directors currently or individuals who become such members on the basis of appointment, election or nomination for election duly approved by a majority of the continuing directors on the Board of Directors at such time) cease to constitute a majority of the Board of Directors.

“Closing Sale Price” of the shares of Common Stock or other capital stock or similar equity interests on any date means the closing sale price per share or interest (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange or inter-dealer quotation system on which such shares of Common Stock or such other capital stock or similar equity interests are traded. In the absence of such a quotation, the Company shall be entitled to determine in good faith the Closing Sale Price on such basis as it considers appropriate. The Closing Sale Price shall be determined without reference to extended or after hours trading.

“Common Stock” means any stock of any class of the Company that has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that is not subject to redemption by the Company. Subject to the provisions of Section 10, however, shares issuable on conversion of the Series A-1 Cumulative Convertible Preferred Stock shall include only shares of the class designated as common stock of the Company at the date of this Certificate (namely, the Common Stock, par value $0.0001 per share) or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” shall have the meaning assigned to it in the preamble to this Certificate, and shall include any successor to such Company.

“Company Option Redemption” shall have the meaning assigned to it in Section 6(a).

“Conversion Agent” shall have the meaning assigned to it in Section 18(a) hereof.

“Conversion Date” shall have the meaning assigned to it in Section 7(b) hereof.

“Conversion Price” per share of the Series A-1 Cumulative Convertible Preferred Stock means, on any date, the Liquidation Preference divided by the Conversion Rate in effect on such date.

“Conversion Rate” per share of the Series A-1 Cumulative Convertible Preferred Stock means 16.12903 shares of Common Stock, subject to adjustment pursuant to Section 9 hereof.

“Conversion Transaction Expiration Date” shall mean either (a) the date that is 75 days after the latest date any holder of shares of Series A-1 Cumulative Convertible Preferred Stock shall have made an HSR Filing in connection with the conversion of such shares into Common Stock in anticipation or as a result of such transaction or (b) 30 days after the date of such transaction, if no such filing shall have been made.

“Default Event” shall mean any of the following events shall have occurred:

(i) the Company shall fail to pay in full accrued and unpaid dividends for an aggregate of twenty (20) or more Dividend Payment Dates; or

(ii) a failure of the Company to comply in any material respect with its obligations set forth in the Certificate or the Purchase Agreement, which failure is not remedied within 10 days upon either the Company’s receipt of notice from any holder of the Series A-1 Cumulative Convertible Preferred Stock or actual knowledge of the failure by any Officer, or the occurrence under the Registration Rights Agreement of a Registration Default, as defined under Section 2(g) of such agreement, which failure is not remedied within 60 days upon either the Company’s receipt of notice from any holder of the Series A-1 Cumulative Convertible Preferred Stock or actual knowledge of the Registration Default by any Officer; or

(iii) the Company or any of its material subsidiaries shall (A) apply for or consent to the appointment of a receiver, trustee or liquidator for itself or any of its property; (B) admit in writing its inability to pay debts as they mature; (C) make a general assignment for the benefit of creditors; (D) be adjudicated bankrupt or insolvent; (E) file a voluntary petition in bankruptcy, a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law; (F) have failed to have in involuntary petition in bankruptcy filed against it dismissed and discharged within sixty (60) calendar days after the date of such filing; (G) corporate actions shall be taken for the purpose of effecting any of the foregoing; or (H) an order judgment or decree shall be entered without the application, approval or consent of the Company or such material subsidiary, by any court of competent jurisdiction, approving a petition seeking reorganization of the Company or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for sixty (60) calendar days; or

(iv) the Termination of Trading; or

(v) any of the representations and warranties contained in the Purchase Agreement in relation thereto shall be false or misleading in any material respect.

“Default Rate” shall mean 4.0% per annum.

“Designated Event” means an event or condition that shall be deemed to have occurred upon a Fundamental Change or a Termination of Trading.

“Determination Date” shall have the meaning assigned to it in Section 9(k) hereof.

“Dividend Payment Date” shall have the meaning assigned to it in Section 4(a) hereof.

“Dividend Period” shall mean the period beginning on, and including, a Dividend Payment Date and ending on, and excluding, the immediately succeeding Dividend Payment Date.

“ESOP” shall mean an Employee Stock Ownership Plan established and maintained solely for the benefit of the employees of the Company.

“Exchange Act” shall mean the U. S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, at any date of determination and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

“Fundamental Change” means the occurrence of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which 90% or more of the shares of Common Stock are exchanged for, converted into, acquired for or constitute solely the right to receive, consideration which is not at least 90% of the shares of common stock of the Person which is conducting the business of the Company immediately after such transaction or event that (i) is listed on, or immediately after such transaction or event will be listed on, a United States national securities exchange or (ii) is approved, or immediately after such transaction or event will be approved, for quotation thereof in an inter-dealer quotation system of any registered United States national securities association. (For the avoidance of doubt, any merger, stock purchase, recapitalization, reorganization, redemption, issuance of stock or similar transaction pursuant to which the holders of Common Stock will receive, or have the right to receive, primarily cash or Illiquid Securities in exchange for or in consideration of, their shares of Common Stock shall constitute a Fundamental Change.)

“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

“Hart Scott Rodino Act” shall mean the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

“Holder’s Redemption Notice” shall have the meaning assigned to it in Section 6(d)(i) hereof.

“HSR Filing” shall have the meaning assigned to it in Section 17.

“Illiquid Securities” shall mean shares of Capital Stock or other interests (a) which are not listed on a United States national securities exchange or approved for quotation thereof in an inter-dealer quotation system of any registered United States national securities association or (b) in respect of which, there is no liquid market for the purchase and sale of such shares or other interests.

“Issue Date” means February [28], 2013.

“Junior Stock” shall have the meaning assigned to it in Section 3(a) hereof.

“Liquidation Preference” shall have the meaning assigned to it in Section 5(a) hereof.

“Mandatory Redemption Events” shall mean any one or more of a Change of Control Transaction, Designated Event or a Default Event.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of the Company.

“outstanding” means, when used with respect to the Series A-1 Cumulative Convertible Preferred Stock, as of any date of determination, all shares of the Series A-1 Cumulative Convertible Preferred Stock outstanding as of such date; provided, however, that, if such Series A-1 Cumulative Convertible Preferred Stock is to be redeemed or repurchased, notice of such redemption or repurchase has been duly given pursuant to this Certificate and a sufficient sum set apart for the payment of the Redemption Price for the shares of the Series A-1 Cumulative Convertible Preferred Stock to be redeemed, then immediately after such Redemption Date such shares of the Series A-1 Cumulative Convertible Preferred Stock shall cease to be outstanding; provided further that, in determining whether the holders of the Series A-1 Cumulative Convertible Preferred Stock have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Series A-1 Cumulative Convertible Preferred Stock owned by the Company or a Subsidiary or Affiliate thereof shall be deemed not to be outstanding, except that, in determining whether any Registrar or Transfer Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Series A-1 Cumulative Convertible Preferred Stock which such Registrar has actual knowledge of being so owned by the Company or a Subsidiary or Affiliate thereof shall be deemed not to be outstanding.

“Parity Stock” shall have the meaning assigned to it in Section 3(b) hereof.

“Paying Agent” shall have the meaning assigned to it in Section 18(a) hereof.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Proposed Redemption Date” shall have the meaning assigned to it in Section 6(c)(i).

“Purchase Agreement” shall mean the Purchase Agreement, dated as of February 17, 2006, by and among the Company, Massachusetts Mutual Life Insurance Company and C.M. Life Insurance Company.

“Record Date” means (i) with respect to the dividends payable on January 15, April 15, July 15 and October 15 of each year, the January 1, April 1, July 1 and October 1, respectively, immediately preceding such date and (ii) solely for the purpose of adjustments to the Conversion Rate pursuant to Section 9, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Redemption Date” shall mean (a) in the case of a Company Option Redemption, the date that is fixed for redemption of the Series A-1 Cumulative Convertible Preferred Stock by the Company in accordance with Section 6(a) hereof and (b) in the case of a redemption in accordance with Section 6(b), the date as specified in Section 6(b).

“Redemption Price” means $1,000.00 per share, plus accrued and unpaid dividends (whether or not declared) to the date of payment.

“Registrar” shall mean the Person responsible for recordation and registration of the name, addresses and amounts of the registered holders of the Series A-1 Cumulative Convertible Preferred Stock.

“Registration Rights Agreement” shall mean the Registration Rights Agreement (as such term is defined in the Purchase Agreement).

“Related Fund” shall mean, with respect to any holder of Series A-1 Cumulative Convertible Preferred Stock, any fund or entity that (a) invests in securities or bank loans and (b) is advised or managed by such holder, the same investment advisor of such holder or by an affiliate of such holder or advisor.

“Right of First Refusal” shall have the meaning assigned to it in Section 15(b)(i) hereof.

“Rights Plan” shall have the meaning assigned to it in Section 9(n) hereof.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Series A-1 Cumulative Convertible Preferred Stock” shall have the meaning assigned to it in Section 1 hereof.

“Spin-Off” shall have the meaning assigned to it in Section 9(a)(iii) hereof.

“Stated Value” means $1,000 per share.

“Subsidiary” means, with respect to any Person, (a) any corporation, association, business entity or other Person of which more than 50% of the total voting power of shares of capital stock or equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Termination of Trading” shall mean that shares of Common Stock (or other shares of common stock or other securities or rights into which the Series A-1 Cumulative Convertible Preferred Stock is then convertible) are, for a period of more than 15 consecutive Business Days, neither listed for trading on a United States national or regional securities exchange nor approved for listing on a United States national securities exchange or for quotation on an inter-dealer quotation system of any registered United States national securities association.

“Trading Day” means, in respect of Common Stock or other securities as the context requires, a day during which trading in securities generally occurs on the principal national or regional securities exchange on which such Common Stock or other security is then listed, or, if such Common Stock or other security is not listed on a national or regional securities exchange, on the Nasdaq National Market, or if such Common Stock or other security is not quoted on the Nasdaq National Market, on the principal other market on which such Common Stock or other security is then traded.

“Transfer Agent” shall mean the Person assigned to transfer the Series A-1 Cumulative Convertible Preferred Stock in accordance with Section 12 hereof.

“Transaction Consideration” shall have the meaning assigned to it in Section 8(a) hereof.

“Voluntary Acquisition Transaction” shall mean a Change of Control Transaction or Fundamental Change in respect of which the Company voluntarily enters into one or more agreements to effect such transaction and such agreements shall have been approved by the Board of Directors.

3. Rank. The Series A-1 Cumulative Convertible Preferred Stock shall, with respect to dividend rights or rights upon liquidation, winding-up or dissolution (after payment of amounts owing to creditors of the Company), rank:

(a) senior to the Common Stock and any other class or series of Capital Stock of the Company, the terms of which do not expressly provide that such class or series ranks on a parity with the Series A-1 Cumulative Convertible Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively, the “Junior Stock”); and

(b) on a parity with any other class or series of Capital Stock of the Company, the terms of which expressly provide that such class or series ranks on a parity with the Series A-1 Cumulative Convertible Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively, the “Parity Stock”).

4. Dividends. (a) Quarterly Dividends. Holders of the Series A-1 Cumulative Convertible Preferred Stock shall be entitled to receive, whether or not earned or declared by the Board of Directors, out of funds legally available for payment, cumulative cash dividends at the rate per annum of 3.25% of the Stated Value per share, subject in each case to the provisions of Section 6(f). Such dividends shall be cumulative from the Issue Date and shall be payable quarterly in arrears on January 15, April 15, July 15 and October 15 (each a “Dividend Payment Date”); provided that, if any Dividend Payment Date falls on a day that is not a Business Day, the related dividend will be paid on the next day that is a Business Day, with the same force and effect as if the dividend payment had been made on such Dividend Payment Date and without any interest or other payment with respect to the delay. Dividends shall also be payable upon any Redemption Date and upon the final distribution date relating to the liquidation, dissolution or winding-up of the Company. The first Dividend Payment Date shall be April 15, 2013. Dividends on the Series A-1 Cumulative Convertible Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be payable to holders of record as they appear in the records of the Company at the close of business on the applicable Record Date.

(b) Cumulative Dividends. Dividends on the Series A-1 Cumulative Convertible Preferred Stock shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the earlier of the date shares of Series A-1 Cumulative Convertible Preferred Stock are first issued and the date from which dividends on the 3.25% Series A Cumulative Convertible Preferred Stock of the Company shall have accrued but remain unpaid as of the exchange of shares of 3.25% Series A Cumulative Convertible Preferred Stock of the Company for shares Series A-1 Cumulative Convertible Preferred Stock pursuant to that certain exchange agreement, dated as of February [28], 2013, by and between the Company, Massachusetts Mutual Life Insurance Company and C.M. Life Insurance Company, whether or not in any dividend period or periods the Company shall have earnings or funds legally available for payment of such dividends. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the Series A-1 Cumulative Convertible Preferred Stock which may be in arrears. Subject to Section 4(d), holders of the Series A-1 Cumulative Convertible Preferred Stock shall not be entitled to any dividends in excess of the full cumulative dividends as described above.

(c) Dividend Priority. No dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series A-1 Cumulative Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of the Series A-1 Cumulative Convertible Preferred Stock.

(d) Dividend Preference. No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and cash in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by or on behalf of the Company (except by conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock)) unless all accumulated and unpaid dividends have been or contemporaneously are declared and paid, or are declared and a sum sufficient for the payment thereof is set apart for such payment, on the Series A-1 Cumulative Convertible Preferred Stock and any Parity Stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the foregoing, if full dividends have not been paid on the Series A-1 Cumulative Convertible Preferred Stock and any Parity Stock, dividends may be declared and paid on the Series A-1 Cumulative Convertible Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Series A-1 Cumulative Convertible Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of the Series A-1 Cumulative Convertible Preferred Stock and such Parity Stock bear to each other. Holders of shares of the Series A-1 Cumulative Convertible Preferred Stock will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends.

5. Liquidation Preference. (a) In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, before any payment or distribution of the Company’s assets (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, holders of the Series A-1 Cumulative Convertible Preferred Stock shall be entitled to receive $1,000.00 per share of the Series A-1 Cumulative Convertible Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid thereon to the date of final distribution to such holders (such amounts which are entitled to be received herein referred to as the “Liquidation Preference”); but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding-up of the Company, the Company’s assets, or proceeds thereof, distributable among the holders of the Series A-1 Cumulative Convertible Preferred Stock are insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series A-1 Cumulative Convertible Preferred Stock and any other Parity Stock ratably in accordance with the respective amounts that would be payable on such shares of the Series A-1 Cumulative Convertible Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full.

(b) Certain Transactions not a Liquidation. Neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of the Company’s property or assets nor the consolidation, merger or amalgamation of the Company with or into any corporation or other entity or the consolidation, merger or amalgamation of any corporation or other entity with or into the Company shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company.

(c) Liquidating Distributions on Junior Stock. Subject to the rights of the holders of any Parity Stock, after payment has been made in full to the holders of the Series A-1 Cumulative Convertible Preferred Stock, as provided in this Section 5, holders of Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A-1 Cumulative Convertible Preferred Stock shall not be entitled to share therein.

6. Redemption of the Series A-1 Cumulative Convertible Preferred Stock. Shares of the Series A-1 Cumulative Convertible Preferred Stock shall be redeemable by the Company in accordance with this Section 6.

(a) Redemption at Company Option. The Company shall have no option to redeem any shares of the Series A-1 Cumulative Convertible Preferred Stock before January 15, 2016. On or after January 15, 2016, the Company shall have the option to redeem, (each a “Company Option Redemption”), subject to Section 6(n) hereof, in whole or in part (if in part, in an amount equal to at least 10% of the then-outstanding shares of the Series A-1 Cumulative Convertible Preferred Stock) at the Redemption Price on the Redemption Date specified by the Company, but in any event the Company must redeem any outstanding shares of the Series A-1 Cumulative Convertible Preferred Stock shares on January 15, 2036 at the Redemption Price.

(b) Redemption at Holder’s Option. In the event of a Mandatory Redemption Event, each holder of the Series A-1 Cumulative Convertible Preferred Stock will have the right to require the Company to redeem all or any portion of the Series A-1 Cumulative Convertible Preferred Stock held by it at the Redemption Price. In the event of a Mandatory Redemption Event in respect of which any such holder elects to require the Company to make such a redemption, the Redemption Date shall be (i) in the case of a Voluntary Acquisition Transaction giving rise to such election, the date of closing of such Voluntary Acquisition Transaction or (ii) in all other cases the date which is the 30th day after such holder’s Holder’s Redemption Notice in respect thereto.

(c) Redemption Procedure. Within 15 days after an Officer becomes aware of any event or condition which could reasonably be expected to give rise to a Mandatory Redemption Event (other than a Voluntary Acquisition Transaction), within five Business Days after a Voluntary Acquisition Transaction shall have been announced to the public or becomes a matter of public record and in the event the Company elects a Company Option Redemption, not less than 30 days nor more than 60 days prior to the Redemption Date specified by the Company, the Company shall send a written notice by first class mail to each holder of record of the Series A-1 Cumulative Convertible Preferred Stock at such holder’s registered address, stating:

(i) in the case of a Company Option Redemption, the Redemption Date and, in the case of the occurrence or potential occurrence of a Mandatory Redemption Event, the events causing such Mandatory Redemption Event and the date upon which such Mandatory Redemption Event occurred or is expected to occur (the “Proposed Redemption Date”);

(ii) the Redemption Price that will be payable with respect to the shares of the Series A-1 Cumulative Convertible Preferred Stock as of the Redemption Date or the Proposed Redemption Date, and whether such Redemption Price will be paid, subject to the provisions of Section 6(f) in cash or, if applicable, in shares of Common Stock or if a combination of cash and Common Stock, the portions of the Redemption Price in respect of which the Company will pay in cash and shares of Common Stock;

(iii) the Conversion Price, the Conversion Rate and any adjustments thereto made after the Issue Date, in each case as of the date of such notice;

(iv) if such Mandatory Redemption Event is proposed to be made in connection with, or in anticipation of, a Fundamental Change that occurs prior to January 16, 2016, the Transaction Consideration, the number of Additional Shares and the additional Transaction Consideration which such holder would be entitled to receive pursuant to the provisions of Section 8.

(v) that shares of the Series A-1 Cumulative Convertible Preferred Stock which are the subject of such redemption may be converted at any time before 5:00 p.m., New York City time on the Business Day immediately preceding the Redemption Date;

(vi) if applicable, that holders who want to convert shares of the Series A-1 Cumulative Convertible Preferred Stock must satisfy the requirements set forth in Section 7 of this Certificate;

(vii) that certificates evidencing the shares of the Series A-1 Cumulative Convertible Preferred Stock to be redeemed must be surrendered to the Company to collect the Redemption Price;

(viii) if fewer than all the outstanding shares of the Series A-1 Cumulative Convertible Preferred Stock are to be redeemed by the Company, the number of shares to be redeemed of the Series A-1 Cumulative Convertible Preferred Stock;

(ix) that, unless the Company defaults in making payment of such Redemption Price, dividends in respect of the shares of the Series A-1 Cumulative Convertible Preferred Stock which are the subject of such redemption will cease to accumulate on and after the Redemption Date;

(x) the private placement number of the Series A-1 Cumulative Convertible Preferred Stock; and

(xi) any other information the Company wishes to present.

(d) Conditions to All Redemptions.

(i) With respect to a redemption at the option of a holder in connection with a Mandatory Redemption Event, such holder of shares of the Series A-1 Cumulative Convertible Preferred Stock that are outstanding at the time of such Mandatory Redemption Event shall exercise its rights in Section 6(b) to have all or any portion of its Series A-1 Cumulative Convertible Preferred Stock redeemed by the Company by sending a written notice (which shall be in substantially the form of Exhibit B by first class U.S. mail, overnight courier, hand delivery or facsimile transmission) (a “Holder’s Redemption Notice”) to the Company at any time prior to the close of business on (A) in the case of a Voluntary Acquisition Transaction, the tenth Business Day immediately before the applicable Redemption Date or (B) in all other cases, (x) the 30th day after the date such holder shall have received the Company’s notice described in Section 6(c) above or (y) if no such notice shall have been given, the 60th day after such holder shall have become aware of the existence of such Mandatory Redemption Event. Upon receipt by the Company of the Holder’s Redemption Notice, the holder of the shares of the Series A-1 Cumulative Convertible Preferred Stock in respect of which such Holder’s Redemption Notice was given shall (unless such Holder’s Redemption Notice is withdrawn as specified below) thereafter be entitled, subject to legally available funds, to receive the Redemption Price with respect to such shares of the Series A-1 Cumulative Convertible Preferred Stock, subject to this Section 6.

(ii) With respect to any redemption pursuant to this Section 6, the delivery to the Company of the certificates evidencing such shares of the Series A-1 Cumulative Convertible Preferred Stock to be redeemed (together with all necessary endorsements) at the office of the Company or such other place as the Company may specify shall be a condition to the receipt by the holder of the Redemption Price.

(iii) Any redemption by the Company contemplated pursuant to the provisions of this Section 6 shall be consummated by the delivery of the consideration to be received by the holder whose shares of Series A-1 Cumulative Convertible Preferred Stock are to be redeemed promptly following the later of the Redemption Date and the time of delivery of the certificates evidencing such shares of the Series A-1 Cumulative Convertible Preferred Stock to the Company in accordance with this Section 6.

(e) Withdrawal of Holder’s Redemption Notice. Notwithstanding anything herein to the contrary, any holder of the Series A-1 Cumulative Convertible Preferred Stock that remains outstanding after a Mandatory Redemption Event who shall have delivered to the Company the Holder’s Redemption Notice shall have the right to withdraw such Holder’s Redemption Notice in whole or as to a portion thereof that is at least a full share of the Series A-1 Cumulative Convertible Preferred Stock at any time prior to the close of business on the Business Day before the Redemption Date by delivery of a written notice of withdrawal to the Company in accordance with provisions of this Section 6(e) specifying:

(i) the certificate numbers for such shares in respect of which such notice of withdrawal is being submitted;

(ii) the number of whole shares of the Series A-1 Cumulative Convertible Preferred Stock with respect to which such notice of withdrawal is being submitted; and

(iii) the number of shares of the Series A-1 Cumulative Convertible Preferred Stock, if any, that remain subject to the original Holder’s Redemption Notice and have been or will be delivered for redemption by the Company.

The Company will promptly return to the respective holders thereof all certificates representing any shares of the Series A-1 Cumulative Convertible Preferred Stock with respect to which a Holder’s Redemption Notice has been withdrawn in compliance with this Certificate, in which case, upon such return, the Holder’s Redemption Notice with respect thereto shall be deemed to have been withdrawn.

(f) Payment of Redemption Price. The Redemption Price shall be paid, at the option of the Company, in cash, shares of Common Stock, or any combination thereof; provided, that if the Company is redeeming Series A-1 Cumulative Convertible Preferred Stock at a holder’s request upon the occurrence of a Mandatory Redemption Event, the Redemption Price shall be payable only in cash; provided further, that if upon the Redemption Date, the Company is prohibited from paying the Redemption Price in cash under the terms of any indebtedness of the Company or by applicable law, the Company shall, if permitted under the terms of such indebtedness and under applicable laws, elect to pay the Redemption Price in shares of Common Stock; and provided further that the Company shall not be permitted to pay all or any portion of the Redemption Price in shares of Common Stock in the case of a Default Event; and provided further that the Company shall not be permitted to pay all or any portion of the Redemption Price in shares of Common Stock in the case of a Change of Control Transaction or a Designated Event unless:

(i) the Company shall have given timely notice pursuant to Section 6(c) hereof of its intention to redeem all or a specified portion of the Series A-1 Cumulative Convertible Preferred Stock with shares of Common Stock as provided herein;

(ii) the Company shall have registered such shares of Common Stock under the Securities Act and the Exchange Act, in each case, if required or desirable to permit such holder to freely sell or transfer such shares without any restrictions as to time, amount or other factors which limit the ability of such holder to freely trade such shares in recognized liquid markets;

(iii) such shares of Common Stock have been approved for listing on a national securities exchange or have been approved for quotation in an inter-dealer quotation system of any registered United States national securities association; and

(iv) any necessary qualification or registration under applicable state securities laws have been obtained, if required or desirable to permit such holder to freely sell or transfer such shares without any restrictions as to time, amount or other factors which limit the ability of such holder to freely trade such shares in recognized liquid markets; provided further that if the Company shall be prohibited under any agreements applicable to it from paying the Redemption Price in cash, or an event of default (howsoever described) shall arise under any such agreement upon the payment of the Redemption Price in cash, then, notwithstanding any notice by the Company to the contrary, the Company shall, to the extent not prohibited by such agreements and applicable law, pay the Redemption Price in Common Stock or, in the case of a merger in which the Company is not the surviving Person, common stock of the surviving Person or its direct or indirect parent company which is the equivalent of Common Stock.

If each of the foregoing conditions to pay the Redemption Price in shares of Common Stock are not satisfied with respect to any holder or holders of the Series A-1 Cumulative Convertible Preferred Stock prior to the close of business on the last day prior to the Redemption Date and the Company has elected to redeem the Series A-1 Cumulative Convertible Preferred Stock pursuant to this Section 6 through the issuance of shares of Common Stock, then, notwithstanding any election by the Company to the contrary, subject to there being legally available funds therefor, the Company shall pay the entire Redemption Price of the Series A-1 Cumulative Convertible Preferred Stock of such holder or holders in cash; provided, that if the Company does not (whether prohibited by applicable law, agreements in respect of its indebtedness or otherwise) pay the Redemption Price in the form and on the date required hereunder, the dividend rate on each share of Series A-1 Cumulative Convertible Preferred Stock which is the subject of such redemption shall be increased, commencing on the applicable Redemption Date, to the Default Rate and shall thereafter accrue on the Liquidation Preference per share for each such share. Except as provided in the preceding sentence, the Company may not change the form of consideration to be paid for the Series A-1 Cumulative Convertible Preferred Stock after the mailing of written notice of the Redemption Date pursuant to Section 6(c).

(g) Payments in Common Stock. Payment of the specified portion of the Redemption Price in shares of Common Stock pursuant to Section 6(f) hereof shall be made by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the portion of the Redemption Price, as the case may be, to be paid in shares of Common Stock by (ii) 97.5% of the average of the Closing Sale Prices of the Common Stock for the 20 Trading Days immediately preceding and including the second Trading Day prior to the Redemption Date (appropriately adjusted to take into account the occurrence, during such period of any event described in Section 9). The Company will not issue fractional shares of Common Stock in payment of the Redemption Price. Instead, the Company will pay cash based on the average of the Closing Sale Prices of the Common Stock for the 20 Trading Days immediately preceding and including the second Trading Day prior to the Redemption Date (appropriately adjusted to take into account the occurrence, during such period of any event described in Section 9) for all fractional shares on the Redemption Date.

(h) Time of Payment. If the Company gives notice of redemption, then by 11:00 a.m. (New York City time) on the Redemption Date, the Company shall, subject to there being legally available funds therefor, pay to the holders of the Series A-1 Cumulative Convertible Preferred Stock a sufficient sum of cash or, if applicable, Common Stock or a combination of cash and Common Stock, sufficient to pay the aggregate Redemption Price of all shares of the Series A-1 Cumulative Convertible Preferred Stock which are to be redeemed as of the Redemption Date.

(i) No Dividends on Preferred Stock. If on the Redemption Date, the Company has paid the Redemption Price as aforesaid for the shares of the Series A-1 Cumulative Convertible Preferred Stock delivered for redemption as set forth herein, dividends shall cease to accumulate as of the Redemption Date on those shares of the Series A-1 Cumulative Convertible Preferred Stock called for redemption and all rights of holders of such shares shall terminate, except for the right to receive the Redemption Price pursuant to this Section 6.

(j) Condition to Redemption Payment. Payment of the Redemption Price for shares of the Series A-1 Cumulative Convertible Preferred Stock is conditioned upon physical delivery of certificates representing the Series A-1 Cumulative Convertible Preferred Stock, together with necessary endorsements, to the Company at its office or at such other place as the Company may designate at any time after delivery of the notice of redemption.

(k) Selection of Shares to be Redeemed . If the Redemption Date falls after a Record Date and before the related Dividend Payment Date, holders of the shares of the Series A-1 Cumulative Convertible Preferred Stock at the close of business on that Record Date shall be entitled to receive the dividends to be paid on those shares on the corresponding Dividend Payment Date.

(l) Series A-1 Cumulative Convertible Preferred Stock Redeemed in Part. If fewer than all the outstanding shares of the Series A-1 Cumulative Convertible Preferred Stock are to be redeemed at the option of the Company, the particular shares to be redeemed shall be redeemed pro rata among the holders thereof (based on the respective outstanding Redemption Prices for such shares held by each holder).

(m) New Stock Certificates. Upon surrender of a certificate or certificates representing shares of the Series A-1 Cumulative Convertible Preferred Stock which are to be redeemed in part and part of such shares shall remain outstanding after a Redemption Date, the Company shall execute and deliver to such holder of such outstanding shares, a new certificate representing such shares in an amount equal to the unredeemed portion of the shares of the Series A-1 Cumulative Convertible Preferred Stock surrendered for partial redemption.

(n) Arrears in Dividends. Notwithstanding the foregoing provisions of this Section 6, unless full cumulative dividends (whether or not declared) on all outstanding shares of the Series A-1 Cumulative Convertible Preferred Stock have been paid or contemporaneously are declared and paid for all Dividend Periods terminating on or before the Redemption Date, the Company shall have no right to exercise its option to redeem the shares of the Series A-1 Cumulative Convertible Preferred Stock, and no sum shall be set aside for such redemption, unless pursuant to a purchase or exchange offer made on the same terms to all holders of the Series A-1 Cumulative Convertible Preferred Stock.

(o) Compliance with Laws. The Company will comply with all the applicable provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act, if required, in connection with any offer by the Company to redeem the Series A-1 Cumulative Convertible Preferred Stock and to the extent necessary to comply therewith, the time periods specified herein shall be extended accordingly.

7. Conversion.

(a) Right to Convert. Each share of the Series A-1 Cumulative Convertible Preferred Stock shall be convertible at the option of each holder thereof at any time in accordance with, and subject to, this Section 7 into a number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) equal to the Conversion Rate in effect at such time. Notwithstanding the foregoing, if any shares of the Series A-1 Cumulative Convertible Preferred Stock are to be redeemed pursuant to Section 6, such conversion right shall cease and terminate, as to the shares of the Series A-1 Cumulative Convertible Preferred Stock to be redeemed, at 5:00 p.m., New York City time on the Business Day immediately preceding the Redemption Date, unless the Company shall default in the payment of the Redemption Price therefor, as provided herein.

If the Company is a party to a consolidation, merger, amalgamation, binding share exchange or other transaction pursuant to which shares of Common Stock would be converted into cash, securities or other property as set forth in Section 10, each share of the Series A-1 Cumulative Convertible Preferred Stock may be surrendered for conversion at any time from and after the date that is 30 days prior to the anticipated effective date of the transaction until the Conversion Transaction Expiration Date in respect of such transaction and, at the effective time of the transaction, the right to convert Series A-1 Cumulative Convertible Preferred Stock into shares of Common Stock shall be changed into a right to convert such Series A-1 Cumulative Convertible Preferred Stock into the kind and amount of cash, securities or other property of the Company or another Person that the holder would have received if such holder had converted such Series A-1 Cumulative Convertible Preferred Stock immediately prior to the transaction. Upon such change, all references herein to shares of Common Stock shall be references to such cash, securities or other property in each case as the context requires.

(b) Conversion Procedures. Conversion of shares of the Series A-1 Cumulative Convertible Preferred Stock may be effected by any holder thereof upon the surrender to the Company, at the principal office of the Company or at such other office or agency as may be directed by the Board of Directors, of the certificate or certificates for such shares of the Series A-1 Cumulative Convertible Preferred Stock to be converted accompanied by a complete and manually signed Notice of Conversion (attached hereto as Exhibit A) along with (A) appropriate endorsements and transfer documents as required by the Board of Directors and (B) if required pursuant to Section 7(c) funds equal to the dividend payable on the next Dividend Payment Date. In case such Notice of Conversion shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Company shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of the Series A-1 Cumulative Convertible Preferred Stock pursuant hereto. The conversion of the Series A-1 Cumulative Convertible Preferred Stock will be deemed to have been made on the date (the “Conversion Date”) such certificate or certificates have been surrendered and the receipt of such Notice of Conversion and payment of all required transfer taxes, if any (or the demonstration to the satisfaction of the Company that such taxes have been paid). Promptly (but no later than 10 Business Days) following the Conversion Date, the Company shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of the Series A-1 Cumulative Convertible Preferred Stock being converted (or such holder’s transferee) shall be entitled, and (ii) if less than the full number of shares of the Series A-1 Cumulative Convertible Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. On the Conversion Date, the rights of the holder of the Series A-1 Cumulative Convertible Preferred Stock as to the shares being converted shall cease except for the right to receive shares of Common Stock and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

(c) Dividend and Other Payments Upon Conversion.

(i) If a holder of shares of the Series A-1 Cumulative Convertible Preferred Stock exercises conversion rights, such shares will cease to accumulate dividends as of the end of the day immediately preceding the Conversion Date. On conversion of the Series A-1 Cumulative Convertible Preferred Stock, except for conversion during the period from the close of business on any Record Date corresponding to a Dividend Payment Date to the close of business on the Business Day immediately preceding such Dividend Payment Date, in which case the holder on such Dividend Record Date shall receive the dividends payable on such Dividend Payment Date, accumulated and unpaid dividends on the converted shares of the Series A-1 Cumulative Convertible Preferred Stock shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Series A-1 Cumulative Convertible Preferred Stock being converted pursuant to the provisions hereof. If a holder of Series A-1 Cumulative Convertible Preferred Stock elects to have its shares converted into Common Stock, shares of the Series A-1 Cumulative Convertible Preferred Stock surrendered for conversion after the close of business on any Record Date for the payment of dividends declared and before the opening of business on the Dividend Payment Date corresponding to that Record Date must be accompanied by a payment to the Company in cash of an amount equal to the dividend payable in respect of those shares on such Dividend Payment Date; provided that a holder of shares of the Series A-1 Cumulative Convertible Preferred Stock on a Record Date who converts such shares into shares of Common Stock on the corresponding Dividend Payment Date shall be entitled to receive the dividend payable on such shares of the Series A-1 Cumulative Convertible Preferred Stock on such Dividend Payment Date, and such holder need not include payment to the Company of the amount of such dividend upon surrender of shares of the Series A-1 Cumulative Convertible Preferred Stock for conversion.

(ii) Notwithstanding the foregoing, if shares of the Series A-1 Cumulative Convertible Preferred Stock are converted during the period between the close of business on any Record Date and the opening of business on the corresponding Dividend Payment Date and the Company has called such shares of the Series A-1 Cumulative Convertible Preferred Stock for redemption during such period, or the Company has specified a Redemption Date during such period, then, in each case, the holder who tenders such shares for conversion shall receive the dividend payable on such Dividend Payment Date and need not include any such cash payment of the amount of such dividend upon surrender of shares of the Series A-1 Cumulative Convertible Preferred Stock for conversion.

(d) Fractional Shares. In connection with the conversion of any shares of the Series A-1 Cumulative Convertible Preferred Stock, no fractions of shares of Common Stock shall be issued, but the Company shall pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Conversion Date, rounded to the nearest whole cent.

(e) Total Shares. If more than one share of the Series A-1 Cumulative Convertible Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion of those shares shall be computed on the basis of the total number of shares of the Series A-1 Cumulative Convertible Preferred Stock so surrendered.

(f) Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Company shall:

(i) at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of shares of the Series A-1 Cumulative Convertible Preferred Stock such number of its authorized but unissued shares of Common Stock as shall from time to time be sufficient if necessary to permit the conversion of all outstanding shares of the Series A-1 Cumulative Convertible Preferred Stock;

(ii) prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series A-1 Cumulative Convertible Preferred Stock, comply with all applicable federal, state and foreign laws and regulations that require action to be taken by the Company (including, without limitation, the registration or approval, if required under such laws and regulations, of any shares of Common Stock to be provided for the purpose of conversion of the Series A-1 Cumulative Convertible Preferred Stock hereunder); and

(iii) ensure that all shares of Common Stock delivered upon conversion of the Series A-1 Cumulative Convertible Preferred Stock, upon delivery, be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights and will be listed upon the New York Stock Exchange or such other securities exchange or interdealer quotation system of any registered United States national securities association on which the Common Stock of the Company may be then be listed or included.

8. Additional Shares Issuable Upon Conversion Following the Occurrence of a Designated Event that is Also a Fundamental Change.

(a) General. If a holder exercises its right pursuant to Section 7 hereof to convert its Series A-1 Cumulative Convertible Preferred Stock upon the occurrence of a Fundamental Change that occurs prior to January 16, 2016 then (i) at the effective date of the transaction constituting such Fundamental Change, the right to convert Series A-1 Cumulative Convertible Preferred Stock into shares of Common Stock shall be changed into a right to convert such Series A-1 Cumulative Convertible Preferred Stock into the kind and amount of cash, securities or other property of the Company or another Person (the “Transaction Consideration”) that the holder would have received if the holder had converted such Series A-1 Cumulative Convertible Preferred Stock immediately prior to such transaction constituting a Fundamental Change and (ii) in the circumstances set forth in Section 8(b) hereof, upon conversion, such holder will be entitled to receive, in addition to the Transaction Consideration in respect of a number of shares of Common Stock equal to the applicable Conversion Rate, an additional Transactional Consideration in respect of an additional number of shares of Common Stock of the Company (the “Additional Shares”) determined as set forth in Section 8(b).

(b) Determination of Additional Shares. The number of Additional Shares referred to in Section 8(a)(ii) shall be determined for the Series A-1 Cumulative Convertible Preferred Stock by reference to the table below, based on the price per share at which the Common Stock of the Company is being acquired (the “Acquisition Stock Price”).

(i) The Acquisition Stock Prices set forth in the first row of each table below (i.e., column headers) will be adjusted as of each date on which the Conversion Rate of the Series A-1 Cumulative Convertible Preferred Stock is adjusted. The adjusted Acquisition Stock Prices will equal the Acquisition Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to such Acquisition Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The initial number of Additional Shares set forth in the table will be adjusted from time to time in the same manner as the Conversion Rate is adjusted from time to time in the manner provided under Section 9.

(ii) Upon a Fundamental Change which takes place prior to January 16, 2016 the holder of each share of Series A-1 Cumulative Convertible Preferred Stock shall be entitled to receive upon conversion of each share, in addition to shares of Common Stock to which it is entitled based on the Conversion Rate, a number of Additional Shares per $1,000.00 of Liquidation Preference per share of the Series A-1 Cumulative Convertible Preferred Stock so converted which corresponds to the Acquisition Stock Price then in effect and date of such Fundamental Change as set forth in the table below:

AcquisitionStk Px	$49.20	$54.12	$59.04	$62.00	$63.96	$68.88	$73.80	$78.72	$83.64	$88.56	$93.48	$98.40	$123.00	$147.60	$172.20	$196.80

1/15/06	4.3237	3.5764	2.9760	2.6697	2.5105	2.1603	1.8683	1.6225	1.4135	1.2346	1.0804	0.9466	0.4896	0.2424	0.1052	0.0317

1/15/07	4.2113	3.4696	2.8759	2.5738	2.4174	2.0742	1.7891	1.5498	1.3471	1.1739	1.0250	0.8962	0.4584	0.2236	0.0945	0.0263

1/15/08	4.1962	3.3438	2.7579	2.4607	2.3076	1.9729	1.6960	1.4645	1.2691	1.1028	0.9603	0.8373	0.4224	0.2020	0.0821	0.0199

1/15/09	4.1962	3.2015	2.6237	2.3320	2.1826	1.8571	1.5896	1.3670	1.1801	1.0218	0.8867	0.7706	0.3823	0.1786	0.0693	0.0137

1/15/10	4.1962	3.0372	2.4679	2.1821	2.0368	1.7220	1.4652	1.2531	1.0763	0.9274	0.8011	0.6932	0.3365	0.1526	0.0554	0.0071

1/15/11	4.1962	2.8471	2.2865	2.0071	1.8663	1.5638	1.3196	1.1199	0.9550	0.8176	0.7018	0.6038	0.2845	0.1237	0.0407	0.0016

1/15/12	4.1962	2.6270	2.0746	1.8020	1.6663	1.3778	1.1485	0.9640	0.8137	0.6905	0.5876	0.5014	0.2281	0.0943	0.0270	0.0000

1/15/13	4.1962	2.3674	1.8212	1.5556	1.4256	1.1535	0.9426	0.7773	0.6457	0.5405	0.4540	0.3832	0.1665	0.0642	0.0138	0.0000

1/15/14	4.1962	2.3484	1.5065	1.2476	1.1239	0.8722	0.6858	0.5466	0.4407	0.3603	0.2962	0.2458	0.1008	0.0347	0.0027	0.0000

1/15/15	4.1962	2.3484	1.0920	0.8367	0.7201	0.4979	0.3511	0.2549	0.1902	0.1488	0.1171	0.0952	0.0377	0.0091	0.0000	0.0000

1/15/16	4.1962	2.3484	0.8086	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(iii) The exact Acquisition Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(A) If the Acquisition Stock Price is between two Acquisition Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Acquisition Stock Price amounts and the two dates, as applicable, based on a 365-day year.

(B) If the Acquisition Stock Price is in excess of $196.80 per share (subject to adjustment), no Additional Shares will be issued upon conversion.

(C) If the Acquisition Stock Price is less than $49.20 per share (subject to adjustment), the number of Additional Shares issued on conversion will be the amount set forth in the farthest column on the left of the table which contains Additional Share numbers.

(iv) If the Transaction Consideration includes securities or other property other than cash, the value thereof for purposes of determining the Acquisition Stock Price shall be determined in good faith by the Board of Directors.

9. Adjustments in the Shares of Series A-1 Cumulative Convertible Preferred Stock.

(a) Conversion Rate Adjustments. Each share of the Series A-1 Cumulative Convertible Preferred Stock shall be convertible into a number shares of Common Stock equal to the Conversion Rate, subject to adjustment from time to time by the Company in accordance with the provisions of this Section 9. References to Conversion Rate in this Certificate means the Conversion Rate in effect on the relevant date. Notwithstanding anything in this Section 9, the Conversion Rate may not be reduced below the initial Conversion Rate as of the date hereof, except for adjustments made under Section 9(a)(i) as a result of a share split or share combination. The Conversion Rate shall be adjusted from time to time by the Company as follows:

(i) If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if a share split or share combination is effected, the Conversion Rate will be adjusted based on the following formula:

CR 1 = CR O times OS 1 divided by OS O

where,

CR O = the Conversion Rate in effect immediately prior to such event

CR 1 = the Conversion Rate in effect immediately after such event

OS O = the number of shares of Common Stock outstanding immediately prior to such event

OS 1 = the number of shares of Common Stock outstanding immediately after such event

An adjustment made pursuant to this Section 9(a)(i) shall become effective on the date immediately after (x) the date fixed for the determination of stockholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this Section 9(a)(i) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(ii) If the Company issues to all or substantially all holders of Common Stock any rights, warrants, options or other securities entitling them for a period of not more than 20 days after the date of issuance thereof to subscribe for or purchase shares of the Common Stock, or securities convertible into shares of Common Stock within 20 days after the issuance thereof, in either case at an exercise price per share or a conversion price per share less than the Closing Sale Price of shares of the Common Stock on the business day immediately preceding the time of announcement of such issuance, the Conversion Rate will be adjusted based on the following formula (provided that the Conversion Rate will be readjusted to the extent that such rights, warrants options, or other securities or convertible securities are not exercised or converted prior to the expiration of the exercisability or convertibility thereof):

CR 1 = CR O times (OS O +X) divided by (OS O +Y)

where,

CR O = the Conversion Rate in effect immediately prior to such event

CR 1 = the Conversion Rate in effect immediately after such event

OS O = the number of shares of Common Stock outstanding immediately prior to such event

X = the total number of shares of Common Stock issuable pursuant to such rights, warrants, options, other securities or convertible securities

Y = the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities and (B) the average of the Closing Sale Prices of the Common Stock for the 20 consecutive Trading Days ending two Trading Days prior to the date of announcement for the issuance of such rights, warrants, options, other securities or convertible securities

An adjustment made pursuant to this Section 9(a)(ii) shall be made successively whenever such rights, warrants, options, other securities or convertible securities are issued, and shall become effective on the day following the date of announcement of such issuance. If, at the end of the period during which such rights, warrants, options, other securities or convertible securities are exercisable or convertible, not all rights, warrants, options, other securities or convertible securities have been exercised or converted, as the case may be, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock actually issued upon conversion of convertible securities actually issued).

For purposes of this Section 9(a)(ii), in determining whether such rights, warrants, options, other securities or convertible securities entitle the holder to subscribe for or purchase or exercise a conversion right for shares of Common Stock at less than the average Closing Sale Price of the Common Stock, and in determining the aggregate exercise or conversion price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

(iii) If the Company distributes shares of the Company’s Capital Stock, evidences of the Company’s indebtedness or other assets or property of the Company or any of its Subsidiaries to all or substantially all of the holders of the Company’s Common Stock, excluding:

(1)	dividends, distributions and rights, warrants, options, other securities or convertible securities referred to in Sections 9(a)(i)or 9(a)(ii);

(2)	dividends or distributions paid exclusively in cash; and

(3)	Spin-Offs described in this Section 9(a)(iii) below,

then the Conversion Rate will be adjusted based on the following formula:

CR 1 = CR O times SP O divided by (SP O -FMV)

where,

CR O = the Conversion Rate in effect immediately prior to such distribution

CR 1 = the Conversion Rate in effect immediately after such distribution

SP O = the average of the Closing Sale Prices of the Common Stock for the 20 consecutive Trading Days ending two Trading Days prior to the record date for such distribution

FMV = the Fair Market Value (as determined in good faith by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the record date for such distribution

An adjustment made pursuant to the above paragraph shall be made successively whenever any such distribution is made and shall become effective on the day immediately after the dated fixed for the determination of stockholders entitled to receive such distribution.

With respect to an adjustment pursuant to this Section 9(a)(iii) where there has been a payment of a dividend or other distribution on the Common Stock or shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of the Company which have Closing Sale Prices for the first 20 Trading Days after the payment of such dividend or distribution shall have been made (such transaction herein referred to as a “Spin-Off”), the Conversion Rate in effect immediately before the close of business on the record date fixed for determination of holders of Common Stock entitled to receive such payment of such dividend or distribution will be increased based on the following formula:

CR 1 = CR O times (FMV O +MP O ) divided by MP O

where,

CR O = the Conversion Rate in effect immediately prior to such distribution

CR 1 = the Conversion Rate in effect immediately after such distribution

FMV O = the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 20 Trading Days after the effective date of such Spin-Off

MP O = the average of the Closing Sale Prices of the Common Stock over the first 20 consecutive Trading Days after the effective date of such Spin-Off

The adjustment to the Conversion Rate under the preceding paragraph will occur on the 20th Trading Day from, and including, the effective date of such Spin-Off.

If any such dividend or distribution described in this Section 9(a)(iii) is declared but not paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(iv) If the Company makes any cash dividend or distribution during any of the Company’s quarterly fiscal periods to all or substantially all holders of Common Stock, in an aggregate amount that, together with other cash dividends or distributions made during such quarterly fiscal period, exceeds $0.15 per share (the “Base Dividend”) (appropriately adjusted from time to time for any share dividends on or subdivisions of the Common Stock), the Conversion Rate will be adjusted based on the following formula:

CR 1 = CR O times SP O divided by (SP O -C)

where,

CR O = the Conversion Rate in effect immediately prior to the record date for such distribution

CR 1 = the Conversion Rate in effect immediately after the record date for such distribution

SP O = the average of the Closing Sale Prices of the Common Stock for the 20 consecutive Trading Days ending two Trading Days prior to the record date of such distribution

C = the amount in cash per share the Company distributes to holders of Common Stock that exceeds the Base Dividend

An adjustment made pursuant to this Section 9(a)(iv) shall become effective on the date immediately after the Record Date for the determination of stockholders entitled to receive such dividend or distribution. If any dividend or distribution described in this Section 9(a)(iv) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

No adjustment to the Conversion Rate pursuant to this Section 9(a)(iv) shall be made, if the Company distributes, no later than 20 days after the payment date for any aforesaid cash dividend or distribution in excess of the Base Dividend, to each holder of the Series A-1 Cumulative Convertible Preferred Stock an amount in cash equal to the product of (A) the amount in cash per share the Company distributes to holders of Common Stock that exceeds the Base Dividend, multiplied by (B) the number of shares of Common Stock in which the shares of the Series A-1 Cumulative Convertible Preferred Stock held by such holder is convertible on the date preceding the date of such payment to such holder.

The Base Dividend shall be subject to adjustment on account of any of the events set forth in Section 9(a)(i). Any such adjustment will be effected by multiplying the Base Dividend by a fraction, the numerator of which will equal OS O and the denominator of which will equal OS 1 , in each case, within the meaning of Section 9(a)(i).

(b) Adjustments to Conversion Rate for Diluting Issues.

(i) For purposes of this Section 9(b), the following definitions shall apply:

“New Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 9(b)(ii) below, deemed to be issued) by the Company after the Issue Date, other than the following shares of Common Stock, and shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (collectively “Exempted Securities”):

(1) shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series A-1 Cumulative Convertible Preferred Stock;

(2) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock in respect of which an adjustment of the Conversion Price is made pursuant to Section 9(a); or

(3) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security, in each case in respect of which an adjustment of the Conversion Price shall have been made under this Section (b) upon issuance of such Options or Convertible Stock;

“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

“Market Value Price” shall mean, in respect of any share of Common Stock on any date, (a) the Closing Sale Price on the date the Company enters into a binding agreement to issue shares of Common Stock, Options or Convertible Securities or if such date is not a Trading Day, on the immediately preceding Trading Day, if under the terms of such binding agreement such shares of Common Stock, Options or Convertible Securities are to be issued within six Trading Days following the execution of such binding agreement, otherwise, (b) the Closing Sale Price on the Trading Day immediately preceding such date or (c) if the shares of such Common Stock are not traded on a principal national or regional stock exchange or not listed on the Nasdaq National Market or other similar market, the Fair Market Value of such share of Common Stock (as determined in good faith by the majority of the independent directors of the Board of Directors).

“Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(ii) The circumstances described below shall apply to issues of New Shares of Common Stock:

(1) If the Company at any time or from time to time after the Issue Date shall issue any Options or Convertible Securities (other than Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be New Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(2) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Section 9(b)(iii) below, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (A) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (B) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (i) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (x) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (y) the Conversion Price that would have resulted from any issuances of New Shares of Common Stock (other than deemed issuances of New Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(3) If the terms of any Option or Convertible Security, the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Section 9(b)(iii) (either because the consideration per share (determined pursuant to Section 9(b)(iv)) of the New Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Issue Date), are revised after the Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (A) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (B) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the New Shares of Common Stock subject thereto (determined in the manner provided in Section 9(b)(ii)(1) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(4) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Section 9(b)(iii), the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(5) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price provided for in this Section 9(b)(ii) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (2) and (3) of this Section 9(b)(ii)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under the terms of this Section 9(b)(ii) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(iii) In the event the Company shall on any date after the Issue Date issue New Shares of Common Stock (including New Shares of Common Stock deemed to be issued pursuant to Subsection 9(b)(ii)), without consideration or for a consideration per share less than the Market Value Price on such date, then the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 times (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Conversion Price in effect immediately after such issue of New Shares of Common Stock;

“CP1” shall mean the Conversion Price in effect immediately prior to such issue of New Shares of Common Stock;

“A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of New Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A-1 Cumulative Convertible Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

“B” shall mean the number of shares of Common Stock that would have been issued if such New Shares of Common Stock had been issued at a price per share equal to the Market Value Price of such date (determined by dividing the aggregate consideration received by the Company in respect of such issue by such Market Value Price); and

“C” shall mean the number of such New Shares of Common Stock actually issued in such transaction.

(iv) For purposes of this Section 9(b), the consideration received by the Company for the issue of any New Shares of Common Stock shall be computed as follows:

(1) Consideration which consists of cash or property shall:

(A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest and calculated without reduction for any customary fees, commissions, discounts or allowances payable by the Company in connection with the issuance and sale of New Shares of Common Stock;

(B) insofar as it consists of property other than cash, be computed at the Fair Market Value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(C) in the event New Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

(2) The consideration per share received by the Company for New Shares of Common Stock deemed to have been issued pursuant to Section 9(b)(i), relating to Options and Convertible Securities, shall be determined by dividing

(A) the total amount, if any, received or receivable by the Company as consideration and calculated without reduction for any customary fees, commissions, discounts or allowances payable by the Company in connection with the issuance and sale of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(v) Upon each adjustment to the Conversion Price as provided in Section 9(b)(iii) the Conversion Rate shall be automatically adjusted by multiplying the Conversion Rate then in effect by a fraction whose numerator is the Conversion Price in effect immediately prior to such adjustment and the denominator of which is the Conversion Price as so adjusted.

(c) Reclassification. The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon an event to which Section 6(b) applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be “the date fixed for the determination of stockholders entitled to receive such distribution” within the meaning of Section 9(a)(iii)), and (b) a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such split or combination becomes effective” within the meaning of Section 9(a)(i)).

(d) No Adjustments. Notwithstanding the foregoing provisions of Section 9(a)(i), no adjustment shall be made thereunder, nor shall an adjustment be made to the ability of a holder of shares of the Series A-1 Cumulative Convertible Preferred Stock to convert, for any distribution described therein if the holder will otherwise, by virtue of it being a holder of the Series A-1 Cumulative Convertible Preferred Stock, participate in the distribution without conversion of such holder’s shares of the Series A-1 Cumulative Convertible Preferred Stock.

(e) Increases in Conversion Rate for Tax Purposes. The Company may make such increases in the Conversion Rate, in addition to those required by Section 9(a), as the Board of Directors deems advisable to avoid or diminish any income tax to holders of shares of Capital Stock of the Company (or rights to acquire such Capital Stock) resulting from any dividend or distribution of such Capital Stock (or rights to acquire Common Stock) or from any event treated as such for income tax purposes.

(f) Other Increases in Conversion Rate. To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Series A-1 Cumulative Convertible Preferred a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect and in accordance with applicable law and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(g) No Adjustments in Certain Circumstances. No adjustment to the Conversion Rate need be made:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan, in each case adopted in good faith and approved by a majority of the independent directors of the Board of Directors, providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant incentive benefit plan or program of or assumed by the Company or any of its subsidiaries, in each case adopted in good faith and approved by a majority of the independent directors of the Board of Directors;

(iii) upon the issuance of any shares or options or rights to purchase shares of Common Stock in connection with any bona fide acquisition by the Company or any of its subsidiaries (whether effected as a purchase of stock or assets, a consolidation, merger, or share exchange), or the formation of a strategic alliance or a venture;

(iv) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in the preceding Section 9(g)(ii) and outstanding as of the Issue Date;

(v) upon the repurchase by the Company of shares of Common Stock or rights or options to purchase such Common Stock from any employee compensation plan or trust or employees upon or following their resignation or termination of employment, which repurchase shall have been approved by a majority of the independent directors of the Board of Directors;

(vi) for a change in the par value of the Common Stock; or

(vii) for accumulated and unpaid dividends.

(h) Required Adjustments. No adjustment to the Conversion Rate shall be required in connection with any event, transaction or other occurrence unless the terms of this Certificate specifically require that such an adjustment be made in connection with such event, transaction or other occurrence.

(i) Rounding. All adjustments to the Conversion Rate under this Section 9 shall be made by the Company and shall be calculated to the nearest one ten thousandth (1/10,000) of a share.

(j) Notice of Adjustments. Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each share of the Series A-1 Cumulative Convertible Preferred Stock at its last address appearing on the records of the Company within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k) Effective Time of Adjustments. In any case in which this Section 9 provides that an adjustment shall become effective immediately after (A) a record date for an event, (B) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 9(a)(i) or (C) a date fixed for the determination of stockholders entitled to receive rights, warrants, options or other securities pursuant to Section 9(a)(ii) (each date referred to in clause (A), (B) or (C) herein a “Determination Date”), the Company may elect to defer the actual adjustment contemplated thereby until the applicable Adjustment Event Date (x) by issuing to the holder of any shares of the Series A-1 Cumulative Convertible Preferred Stock (or portion thereof) converted after such Determination Date and before such Adjustment Event Date, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the applicable required adjustment over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 7(d); provided that in the case of an adjustment made pursuant to Section 9(a)(iii) with respect to a Spin-Off, the Company may defer the issuance of such additional shares and cash payment, if any, until the third (3rd) Business Day immediately following the last day of the twenty (20) consecutive Trading Day period commencing on the fifth (5th) Trading Day after the relevant ex dividend date.

For purposes of this Section 9(k), the term “Adjustment Event Date” shall mean:

(i) in any case referred to in Section 9(k)(A) hereof, date of the the occurrence of such event;

(ii) in any case referred to in Section 9(k)(B) hereof, the date any such dividend or distribution is paid or made; and

(iii) in any case referred to in Section 9(k)(C) hereof, the date of expiration of such rights, warrants, options or other securities (or the conversion period of any convertible securities issued upon exercise thereof).

(l) Par Value. Notwithstanding anything in this Certificate to the contrary, in no event shall the Conversion Rate be adjusted so that the Conversion Price would be less than $0.0001.

(m) Notice of Certain Actions. In case:

(i) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 9(a); or

(ii) the Company shall authorize the granting to the holders of all or substantially all of the shares of Common Stock of rights, warrants, options or other securities to subscribe for or purchase any share of any class of capital stock of the Company or any other rights, warrants, options or other securities of the Company; or

(iii) of any reclassification or reorganization of the Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger or amalgamation to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company;

(iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(v) any other event or condition giving rise to an adjustment in the Conversion Rate;

the Company shall cause to be mailed to each holder of shares of the Series A-1 Cumulative Convertible Preferred Stock at its address appearing in the records of the Company, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or grant, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or grant are to be determined, or (B) the date on which such reclassification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, grant, reclassification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding up.

(n) Adoption of Rights Plan. If the Company adopts a plan or other arrangement which grants rights or other benefits to the holders of Common Stock (a “Rights Plan”) while any Series A-1 Cumulative Convertible Preferred Stock remains outstanding, holders of the

Series A-1 Cumulative Convertible Preferred Stock will receive, upon conversion of their Series A-1 Cumulative Convertible Preferred Stock, the rights and benefits granted by such Rights Plan in addition to shares of Common Stock to be received upon conversion, unless, prior to conversion, the entitlement to such rights or benefits have expired, terminated or been redeemed or unless such rights or benefits have separated from the Common Stock. If the rights and benefits provided for in the Rights Plan adopted have separated from the Common Stock in accordance with the provisions of such Rights Plan so that holders of the Series A-1 Cumulative Convertible Preferred Stock would not be entitled to receive any rights or benefits in respect of Common Stock issuable upon conversion of shares of the Series A-1 Cumulative Convertible Preferred Stock, the Conversion Rate will be adjusted at the time of separation as if the Company had distributed, to all holders of Common Stock such rights and benefits which shall be assumed to be the equivalent of shares of capital stock, evidences of indebtedness or other assets or property pursuant to Section 9(a)(iii), subject to readjustment upon the subsequent expiration, termination or redemption of such rights or benefits. In lieu of any such adjustment, the Company may amend such applicable Rights Plan to provide that upon conversion of the Series A-1 Cumulative Convertible Preferred Stock the holders thereof will receive, in addition to shares of Common Stock issuable upon such conversion, the rights which would have attached to such shares of Common Stock if such rights or benefits had not become separated from the Common Stock under such Rights Plan. To the extent that the Company adopts any future Rights Plan, upon conversion of the Series A-1 Cumulative Convertible Preferred Stock into shares of Common Stock, a holder of the Series A-1 Cumulative Convertible Preferred Stock shall receive, in addition to shares of Common Stock, the rights under the future Rights Plan whether or not such rights or benefits have separated from shares of Common Stock at the time of conversion and no adjustment will be made in accordance with Section 9(a)(iii) or otherwise.

(o) Additional Obligations of the Company.

(i) The Company shall not, by amendment to its certificate of incorporation, as in effect on the date hereof, or through any reorganization, transfer of assets, consolidation, merger, dissolution, liquidation, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, or which would have the effect of circumventing or avoiding the provisions of this Certificate (including, without limitation, this Section 9 hereof), but shall at all times in good faith assist in the carrying out of all the provisions of this Certificate and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Series A-1 Cumulative Convertible Stock against dilution or other impairment.

(ii) Before taking any action that would result in an adjustment to the Conversion Rate the Company will take or cause to be taken any and all necessary corporate or other action that may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon payment of the applicable Conversion Price.

(iii) If the Company shall amend the provisions of any Common Stock, preferred stock or other rights, options or securities or make any adjustment to any of them (pursuant to any antidilution provision or otherwise) so as to reduce the consideration per share applicable thereto, increase the number of shares issuable upon exercise thereof or otherwise change the economic terms (such as the purchase price, exercise price, conversion price or conversion ratio thereof), then the Company shall make appropriate adjustment, as nearly as practical to those that would be required by the provisions of this Section 9 most nearly analogous to the effect of such amendment or adjustment, to the Conversion Rate, and to the number of shares of Common Stock issuable upon conversion of the Series A-1 Cumulative Convertible Preferred Stock, as shall be fair and equitable.

(iv) In the event that any of the events or conditions described in this Section 9 give rise to an adjustment to the Conversion Rate, then the adjustments provided for in this Section 9 in respect of such event or condition shall give effect both to the event or condition giving rise to such adjustment and to all such adjustments made in respect of other rights, warrants, options, securities and similar securities; provided, however , that no such adjustment shall duplicate any adjustment required to be made in respect thereof by virtue of the provisions of this Section 9.

10. Consolidation, Merger, Amalgamation and Sale of Assets.

(a) General. The Company without the consent or vote of the holders of any of the outstanding Series A-1 Cumulative Convertible Preferred Stock, may consolidate or amalgamate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or may permit any Person to consolidate or amalgamate with or merge into, or transfer or lease all or substantially all its properties to, the Company so long as the Company at least 10 days prior to such transaction shall have given each such holder a notice of such transaction setting forth the general terms thereof and the amount and nature of the cash, securities or other property to be delivered to the holders of Common Stock in connection therewith; provided, however, that (a) the shares of the Series A-1 Cumulative Convertible Preferred Stock will become shares of such successor, transferee or lessee or Person of which such successor, transferee, lessee or Person is a subsidiary, having in respect of such successor, transferee, lessee or Person the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Series A-1 Cumulative Convertible Preferred Stock had immediately prior to such transaction; and (b) the Company delivers to the holders a certificate executed by two Officers and an opinion of nationally recognized independent counsel stating that such transaction complies with this Certificate.

(b) Preservation of Rights and Powers. Upon any consolidation by the Company with, or merger by the Company into, any other Person or any conveyance, transfer or lease of all or substantially all the assets of the Company as described in Section 10(a), the successor resulting from such consolidation or into which the Company is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company under the shares of the Series A-1 Cumulative Convertible Preferred Stock, including, without limitation, the right and power to redeem the Series A-1 Cumulative Convertible Preferred Stock as set forth in Section 6, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the Series A-1 Cumulative Convertible Preferred Stock.

11. Voting Rights.

(a) General. The holders of shares of the Series A-1 Cumulative Convertible Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 11 or as otherwise required by Delaware law.

(b) Vote Required for Amendment of the Certificate. The affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series A-1 Cumulative Convertible Preferred Stock, voting separately as a series, in person or by proxy, at a special meeting called for the purpose, or by written consent in lieu of meeting, is required in order to amend any provisions of this Certificate or the Company’s Certificate of Incorporation to affect adversely the rights, preferences or voting power of the holders of shares of the Series A-1 Cumulative Convertible Preferred Stock. However, the Company may create additional classes of Parity Stock and Junior Stock, increase the authorized number of shares of Parity Stock and Junior Stock and issue additional series of Parity Stock and Junior Stock without the consent of any holder of shares of the Series A-1 Cumulative Convertible Preferred Stock or Parity Stock. Any such issuance of Parity Stock or Junior Stock shall not be deemed to affect adversely the rights of the holders of the Series A-1 Cumulative Convertible Preferred Stock. The separate votes of the holders of the outstanding shares of the Series A-1 Cumulative Convertible Preferred Stock provided for in this Section (11)(b) will, in each case, be in addition to any required vote of the holders of other classes and series of the Company’s stock necessary to authorize the action in question.

(c) Voting Rights Per Share of Series A-1 Cumulative Convertible Preferred Stock. In all cases on which the holders of the Series A-1 Cumulative Convertible Preferred Stock shall be entitled to vote, each share of the Series A-1 Cumulative Convertible Preferred Stock shall be entitled to one vote.

12. Transfer Agent and Registrar. The Company, at its sole discretion, may appoint a Transfer Agent and Registrar for the Series A-1 Cumulative Convertible Preferred Stock.

13. Currency. All shares of the Series A-1 Cumulative Convertible Preferred Stock shall be denominated in U.S. currency, and all payments and distributions thereon or with respect thereto shall be made in U.S. currency. All references herein to “ $ “or “dollars” refer to U.S. currency.

14. Form. Stock certificates evidencing the Series A-1 Cumulative Convertible Preferred Stock shall be issued, unless the Board of Directors otherwise determines, in definitive, fully registered form and shall be in the form approved by the Board of Directors.

15. Transfer. (a) Neither the Series A-1 Cumulative Convertible Preferred Stock nor any beneficial ownership therein (as determined in accordance with Rule 13d-3 under the Exchange Act) may be sold, pledged or otherwise transferred except (i) to an affiliate or a Related Fund of the transferor or (ii) sold or transferred in compliance with Section 15(b) hereof.

(b) Right of First Refusal. Notwithstanding the foregoing Section 15(a) or any other provision to the contrary herein:

(i) if a holder of the Series A-1 Cumulative Convertible Preferred Stock has received a bona fide offer from a Person who is not an Affiliate of such holder to purchase or acquire any or all of the shares of its Series A-1 Cumulative Convertible Preferred Stock, or to acquire any beneficial ownership in any such shares, which such holder wishes to accept, it shall give the Company at least 30 days notice of such proposed transaction (which notice shall include the identity of the proposed transferee, all terms of the proposed transaction and any other information the Company reasonably requests) and offer to sell or transfer such shares, or the beneficial ownership therein, as applicable, to the Company or its designee upon the same terms and conditions as has been offered to such holder (a “Right of First Refusal”). If the Company accepts such offer, the transaction shall occur within five Business Days after the Company accepts the offer; if the Company fails to respond to or accept such offer within 30 days after receipt of the notice (including the aforesaid information), such holder shall be free to sell or transfer such shares (and only such shares), or the specified beneficial ownership therein, within five Business Days after the conclusion of such 30 day period, subject, however, to the provisions of Section 15(b)(ii); and

(ii) whether or not the Company exercises the Right of First Refusal pursuant to Section 15(b)(i), the Company may reject, within the 30-day period specified in Section 15(b)(i), any proposed sale or transfer of any shares of the Series A-1 Cumulative Convertible Preferred Stock, or any beneficial ownership interest therein to any Person (a) who is in the reasonable good faith judgment of a majority of the full Board of Directors (and not a committee thereof) a competitor of the Company or any of its subsidiaries, or (b) whom a majority of the full Board of Directors (and not a committee thereof) reasonably and in good faith determines to be unacceptable as a holder of the Series A-1 Cumulative Convertible Preferred Stock.

(c) The Company may refuse to register any sale, pledge or transfer of the Series A-1 Cumulative Convertible Preferred Stock or any Common Stock issuable upon conversion of the shares of the Series A-1 Cumulative Convertible Preferred Stock that is not made in accordance with the provisions of this Section 15.

16. Ratings. So long as the Series A-1 Cumulative Convertible Preferred Stock remains outstanding, the Company will pay annually, the fees and expenses incurred in obtaining and will maintain at all times ratings for such Series A-1 Cumulative Convertible Preferred Stock as established by at least two of Moody’s Investor Services, Standard & Poor’s or Fitch Ratings.

17. Hart-Scott-Rodino Compliance. At the request of any holder of shares of Series A-1 Cumulative Convertible Preferred Stock then outstanding, the Company shall cooperate with such holder in the filing of a Notification and Report Form under the Hart-Scott-Rodino Act with the Federal Trade Commission and the Antitrust Division of the Department of Labor (an “HSR Filing”), so long as such filing relates to a prospective conversion or redemption of such shares in accordance with the terms hereof. The provisions regarding the payment of the costs and expenses for the HSR Filing are set forth in the Purchase Agreement.

18. Paying Agent and Conversion Agent.

(a) General. The Company may, at its sole discretion, elect to appoint an (i) an office or agency where Series A-1 Cumulative Convertible Preferred Stock may be presented for payment (the “Paying Agent”) and (ii) an office or agency where Series A-1 Cumulative Convertible Preferred Stock may be presented for conversion (the “Conversion Agent”). The Transfer Agent, if one is appointed, may act as Paying Agent and Conversion Agent, unless another Paying Agent or Conversion Agent is appointed by the Company. The Company may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall reasonably determine. The term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent. The Company may change any Paying Agent or Conversion Agent without prior notice to any holder. The Company shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Company and instruct the Registrar to notify each holder of the name and address of such Paying Agent or Conversion Agent. The Company or any of its Affiliates may act as Paying Agent, Registrar, coregistrar or Conversion Agent. Until each holder is notified to the contrary, the Company will be the Paying Agent, Registrar and Conversion Agent.

(b) Place of Payments. Payments due to the holders of the Series A-1 Cumulative Convertible Preferred Stock shall be payable at the office or agency of the Company maintained for such purpose in The City of New York and at any other office or agency maintained by the Company for such purpose. Payments shall be payable by wire transfer (provided, that appropriate wire instructions have been received by the Company at least 15 days prior to the applicable date of payment) of immediately available funds to a U.S. dollar account maintained by the holder with, a bank located in New York City. Unless notified to the contrary, such wire instructions for the initial holders will be set forth in the Purchase Agreement.

19. Financial and Business Information. The Company shall deliver to each holder of Series A-1 Cumulative Convertible Preferred Stock:

(a) Quarterly Statements - within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a senior financial officer of the Company as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that the Company shall be deemed to have satisfied the requirements of this Section 19(a) if it shall have timely made its Form 10-Q (prepared in accordance with the requirements therefor) available on “EDGAR”;

(b) Annual Statements - within 105 days after the end of each fiscal year of the Company, duplicate copies of:

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and provided that the Company shall be deemed to have satisfied the requirements of this Section 19(b) if it shall have timely made its Form 10-K (prepared in accordance with the requirements therefor) available on “EDGAR”.

20. Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion or redemption of the Series A-1 Cumulative Convertible Preferred Stock.

21. Headings. The headings of the Sections of this Certificate are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

22. The Conversion Rate, the Base Dividend and the table set forth in Section 9(b)(ii) herein shall be adjusted to give effect to the two for one stock split of the Company on May 15, 2006.

23. Notwithstanding anything herein to the contrary, in connection with the merger of the Company with Jasper Merger Sub, Inc., each share of this Series A-1 Cumulative Convertible Preferred Stock then outstanding shall convert into one share of 3.25% Series A Cumulative Convertible Preferred Stock of JSP Holdings, Inc. with the terms set forth on Exhibit C of this Certificate, and neither such merger nor such conversion shall constitute, or be deemed to result in, a Change of Control Transaction, a Default Event, a Designated Event, a Fundamental Change, a Mandatory Redemption Event or a Termination of Trading.

[Signature Page Follows]

IN WITNESS WHEREOF, Jefferies Group, Inc. has caused this Certificate of Designations to be signed and attested by the undersigned this      day of February, 2013.

JEFFERIES GROUP, INC.

By:

EXHIBIT A

FORM OF NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Series A-1 Cumulative Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”)                  shares of 3.25% Series A-1 Cumulative Convertible Preferred Stock (the “Series A-1 Cumulative Convertible Preferred Stock”), represented by stock certificate No(s).      (the “Series A-1 Cumulative Convertible Preferred Stock Certificates”) into shares of common stock, par value $0.001 per share (“Common Stock”), of Jefferies Group, Inc. (the “Company”) according to the conditions of the Certificate of Designations establishing the terms of the Series A-1 Cumulative Convertible Preferred Stock (the “Certificate of Designations”), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Series A-1 Cumulative Convertible Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Series A-1 Cumulative Convertible Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933 (the “Act”) as amended from time to time or pursuant to an exemption from registration under the Act.

The Company is not required to issue shares of Common Stock until the original Series A-1 Cumulative Convertible Preferred Stock Certificate(s) (or satisfactory evidence of loss, theft or destruction thereof) to be converted are received by the Company. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than two business days following receipt of the original Series A-1 Cumulative Convertible Preferred Stock Certificate(s) to be converted.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:

Applicable Conversion Rate:

Number of shares of Convertible

Series A-1 Cumulative Convertible Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Signature:

Name:

Address:
Fax No.:

2. Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

Attn:

Social Security or Other Taxpayer Identification Number

EXHIBIT B

FORM OF NOTICE OF ELECTION OF REDEMPTION

UPON A MANDATORY REDEMPTION EVENT

TO: JEFFERIES GROUP, INC.

The undersigned hereby irrevocably acknowledges receipt of a notice from Jefferies Group, Inc. (the “Company”) as to the occurrence of a Mandatory Redemption Event with respect to the Company and requests and instructs the Company to redeem                  shares of the undersigned’s Series A-1 Cumulative Convertible Preferred Stock in accordance with the terms of the Certificate of Designations at the Redemption Price.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto pursuant to the Certificate of Designations.

Dated:

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

Shares to be redeemed (if less than all):

Social Security or Other Taxpayer Identification Number

EXHIBIT C